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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): APRIL 15, 2003
                               (April 11, 2003)



                           BAKER HUGHES INCORPORATED
               (Exact name of registrant as specified in charter)



         DELAWARE                     1-9397                  76-0207995
 (State of Incorporation)      (Commission File No.)       (I.R.S. Employer
                                                          Identification No.)


              3900 ESSEX LANE, HOUSTON, TEXAS                77027
         (Address of Principal Executive Offices)          (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 439-8600



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ITEM 9. REGULATION FD DISCLOSURE AND ITEM 12. RESULTS OF OPERATIONS AND
        FINANCIAL CONDITION.

On April 11, 2003, Baker Hughes Incorporated issued a press release, a copy of which is set forth below. In accordance with General Instructions B.2. and B.6. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                   BAKER HUGHES UPDATES FIRST QUARTER OUTLOOK

Q1 INCOME FROM CONTINUING OPERATIONS EXPECTED TO BE $0.13 TO $0.14 PER SHARE

         HOUSTON, April 11, 2003 Baker Hughes Incorporated (BHI-NYSE, PCX, EBS) today updated its outlook for the three months ended March 31, 2003. A number of factors have contributed to the revised outlook, including a slower than anticipated resumption of activity in Venezuela, interruptions in activity in Nigeria due to civil unrest, war related delays in the Middle East, ongoing weakness in activity in the US Gulf of Mexico and the North Sea, and incremental pressure on pricing. As a result, Oilfield segment revenues are expected to be down 4% to 6% for the first quarter of 2003 compared to the fourth quarter of 2002. The company now expects income from continuing operations per share (diluted), which excludes the results of discontinued operations and the cumulative effect from any accounting changes, to be $0.13 to $0.14 per share for the first quarter of 2003.

         The results for the first quarter of 2003 are expected to be released on Tuesday, April 22, 2003, before the market opens. The company has scheduled a conference call on Tuesday, April 22, 2003 at 8:30 a.m. eastern, 7:30 a.m. central to discuss these results and the outlook for the balance of 2003. To access the call, which is open to the public, please call the conference call operator at 706-643-3468, 20 minutes prior to the scheduled start time and ask for the "Baker Hughes Conference Call." A replay will be available through Tuesday, April 29, 2003. The number for the replay is 706-645-9291, the access code is: 8941636. The conference call and replay will be webcast by CCBN. To access the webcast, go to www.bakerhughes.com/investor and select "News Releases", then click on "Conference Calls." Investors can automatically receive Baker Hughes E-mail Alerts when news releases are posted to the company's Internet site. To subscribe, go to www.bakerhughes.com/investor and choose "News Releases" and then "E-Mail Alerts."

FORWARD-LOOKING STATEMENTS

         This news release (and oral statements made regarding the subjects of this release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expects," "expected," "to be," and similar expressions are intended to identify forward-looking statements.

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         General Outlook - Oilfield Segment: Baker Hughes' expectation regarding its outlook for its oilfield businesses (including, without limitation, the company's oilfield operations and its minority interest in its production and refining process equipment venture), changes in profitability and growth in those businesses and the oil and gas industry are only its forecasts regarding these matters. These forecasts may be substantially different from actual results, which are affected by the following factors: the level of petroleum industry exploration and production expenditures; drilling rig and oil and gas industry manpower and equipment availability; the company's ability to implement and effect price increases for its products and services; the company's ability to control its costs; the availability of sufficient manufacturing capacity and subcontracting capacity at forecasted costs to meet the company's revenue goals; the company's ability to introduce new technology on its forecasted schedule and at its forecasted cost; the ability of the company's competitors to capture market share; the company's ability to retain or increase its market share; world economic conditions; the price of, and the demand for, crude oil and natural gas; drilling activity; seasonal weather conditions that affect the demand for energy and severe weather conditions that affect exploration and production activities; the legislative and regulatory environment in the United States and other countries in which the company operates; Organization of Petroleum Exporting Countries ("OPEC") policy and the adherence by OPEC nations to their OPEC production quotas; war or extended period of international conflict, particularly involving the United States, Middle East or other major petroleum-producing or consuming regions; acts of war or terrorism; civil unrest or in-country security concerns where the company operates; the development of technology by Baker Hughes or its competitors that lowers overall finding and development costs; new laws and regulations that could have a significant impact on the future operations and conduct of all businesses as a result of the financial deterioration and bankruptcies of large U.S. entities; labor-related actions, including strikes, slowdowns and facility occupations; the condition of the capital and equity markets in general; adverse foreign exchange fluctuations and adverse changes in the capital markets in international locations where the company operates; and the timing of any of the foregoing.

         Oilfield Pricing Changes: Baker Hughes expectation's regarding pricing changes for its products and services are only its expectations regarding pricing. Actual pricing changes could be substantially different from the company's expectations, which are affected by many of the factors listed above in "General Outlook - Oilfield Segment," as well as existing legal and contractual commitments to which the company is subject.

         Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             BAKER HUGHES INCORPORATED



Dated:  April 15, 2003                       By:         /s/Sandra E. Alford
                                                     --------------------------
                                                            Sandra E. Alford
                                                            Corporate Secretary


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